UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2014 (March 31, 2014)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     This Form 8-K/A amends the Current Report on Form 8-K filed on April 1, 2014, by Fox Factory Holding Corp. (the “Company”) reporting the completion of its acquisition of certain assets and assumption of certain liabilities of Sport Truck USA, Inc. (“Sport Truck”). The sole purpose of this amendment is to provide the historical financial statements of Sport Truck required by Item 9.01(a) and the unaudited pro forma financial information required by Item 9.01(b). Except as set forth herein, the original Form 8-K remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
     The audited Balance Sheet of Sport Truck as of December 31, 2013 and the related audited Statement of Income, Statement of Comprehensive Income, Statement of Stockholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2013 are filed as Exhibit 99.1 to this amendment.

(b) Pro Forma Financial Information.
     The unaudited Pro Forma Combined Condensed Statement of Income and explanatory notes related to the acquisition of Sport Truck for the year ended December 31, 2013 are filed as Exhibit 99.2 to this amendment.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed dates; nor is it indicative of the future consolidated results of operations or financial position of the combined companies.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1
Audited Balance Sheet of Sport Truck USA, Inc. as of December 31, 2013 and the related audited Statement of Income, Statement of Comprehensive Income, Statement of Stockholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2013.

99.2	Unaudited Pro Forma Combined Condensed Statement of Income and explanatory notes for the year ended December 31, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 30, 2014	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer